EXHIBIT 10.5

NON-EMPLOYEE DIRECTOR FEES

	2018	2019
Directors other than Non-Executive Chairman
Annual Retainer (Cash)	$100,000	$110,000
Deferred LNC Stock Units*	$161,000	$165,000
Total Board Fees	$261,000	$275,000

Non-Executive Chairman
Annual Retainer (Cash)	$120,000	$120,000
Deferred LNC Stock Units	$376,000	$376,000
Total Non-Executive Chairman Fees	$496,000	$496,000

Committees (Cash)
Audit Committee Chair	$30,000	$35,000
Audit Committee Member	$10,000	$10,000
Compensation Committee Chair	$20,000	$25,000
Other Committee Chair	$20,000	$20,000

*	Deferred LNC Stock Units are “phantom” units of LNC Common Stock that are credited under the LNC Directors’ Deferred Compensation Plan.

All cash fees may be deferred, at a Director’s election, pursuant to the LNC Directors’ Deferred Compensation Plan.

Meeting fees may be paid in some cases for meetings which exceed the number of annually scheduled meetings ($1,100 per meeting) as determined by the Corporate Governance Committee.

All fees are paid to the directors on a quarterly basis in arrears.